UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2021
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

TX	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Greenway Plaza, Suite 2400, Houston, TX 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest, $.01 par value	CPT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
As of the record date for the Annual Meeting, there were 99,907,603 common shares outstanding. Of this amount, 2,225,159 common shares were held in the Company’s deferred benefit plans and were not entitled to vote. At the Annual Meeting, 88,470,649 common shares were voted in person or by proxy. The Company’s shareholders voted on the following matters at the Annual Meeting:
1.Election of ten Trust Managers nominated by the Board of Trust Managers to hold office for a one-year term;

2.Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and

3.On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement;

Each of these matters was approved by the requisite number of shareholder votes. The results of the shareholder votes are set forth below.

Board of Trust Managers

	Affirmative	Withheld
Richard J. Campo	82,982,676	2,529,099
Heather J. Brunner	83,051,903	2,459,872
Mark D. Gibson	85,122,412	389,363
Scott S. Ingraham	77,938,965	7,572,810
Renu Khator	83,674,084	1,837,691
D. Keith Oden	84,282,341	1,229,434
William F. Paulsen	83,853,174	1,658,601
Frances Aldrich Sevilla-Sacasa	84,212,114	1,299,661
Steven A. Webster	77,924,800	7,586,975
Kelvin R. Westbrook	78,254,537	7,257,238

There were 2,958,874 broker non-votes with respect to the election of Trust Managers.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions	Broker Non-Votes
85,254,425	3,155,195	61,029	-0-

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
79,529,299	5,739,886	242,590	2,958,874

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer